UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 12, 2002

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Events

Financing Activities

On June 12, 2002, Portland General Electric Company (PGE, or the Company) completed a new $72 million 364-day revolving credit facility with a group of commercial banks. This facility replaced a $200 million credit facility that expired on June 12, 2002. Under the new credit facility, PGE has the option to use letters of credit, in addition to borrowings, totaling up to the $72 million. The Company also has a $150 million revolving credit facility that expires in July 2003. Together, the two credit facilities provide total available liquidity to PGE of $222 million. Both facilities are secured by First Mortgage Bonds issued by the Company.

Borrowings under its credit facilities, along with cash provided by operations, have replaced the use of commercial paper in meeting the Company's day-to-day cash requirements. Management believes that the Company has sufficient liquidity to meet such requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

June 20, 2002	By:	/s/ James J. Piro
James J. Piro Senior Vice President, Finance Chief Financial Officer and Treasurer

June 20, 2002	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer